Exhibit 5.2


                          PIPER & MARBURY                       WASHINGTON
                               L.L.P.                            NEW YORK
                        CHARLES CENTER SOUTH                   PHILADELPHIA
                      36 SOUTH CHARLES STREET                     EASTON
                   BALTIMORE, MARYLAND 21201-3018
                            410-539-2530
                         FAX: 410-539-0489


                                                  March 11, 1998
Sullivan & Worcester LLP
One Post Office Square
Boston, Massachusetts 02109
Re:  Health and Retirement Properties Trust

Ladies and Gentlemen:

         We have acted as special Maryland counsel for Health and Retirement Properties Trust, a real estate investment trust organized under the laws of the State of Maryland (the "Trust"), in connection with the registration statement on form S-4 (the "Registration Statement") of the Trust with respect to the registration of $150,000,000 aggregate principal amount of 6 3/4% Senior Notes due 2002 (the "Exchange Notes").

         In such capacity, we have reviewed the Registration Statement, the Indenture dated as of December 18, 1997 between the Trust and State Street Bank and Trust Company (the "Indenture"), the Supplemental Indenture dated December 18, 1997 between the Trust and State Street Bank and Trust Company (the "Supplemental Indenture"), the Amended and Restated Declaration of Trust (the "Declaration of Trust"), the Bylaws of the Trust (the "Bylaws"), the Offering Memorandum dated December 15, 1997 relating to the offering of $150,000,000 aggregate principal amount of 6 3/4% Senior Notes due 2002, of the Trust (the "Initial Notes"), certain minutes of proceedings of the Board of Trustees of the Trust, a good standing certificate dated as of a recent date from the State Department of Assessments and Taxation of Maryland, and such other documents, trust records and certificates of public officials and officers of the Trust and other instruments, and have conducted such other investigations of fact and law, as we have deemed necessary or advisable for the purposes of rendering this opinion.

         In rendering this opinion we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies (and the authenticity of the originals of such copies), and that all public records






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reviewed are accurate and  complete.  We have further  assumed that the Purchase
Agreement and the Indenture have been duly executed and delivered by all the parties thereto other than the Trust. As to various facts material to the opinions set forth herein (including, without limitation, the number of shares of capital stock outstanding, the receipt of consideration therefor, the execution of documents on behalf of the Trust and the absence of any violation by the Trust of any applicable Maryland law), we have relied without independent verification upon certificates of public officials and upon facts certified to us by officers of the Trust as contained in a certificate of such officers (the "Officers' Certificate"). Capitalized terms used but not defined herein shall have the meanings specified in the Purchase Agreement.

              Based   upon  the   foregoing,   having   regard  for  such  legal
considerations as we deem relevant, we are of the opinion and advise you as follows:

         1. The Trust has been duly organized and is validly existing and in good standing as a real estate investment trust under the laws of the State of Maryland.

         2. The Exchange Notes have been duly authorized for execution, authentication and delivery in exchange for the Initial Notes as described in the Registration Statement.

         The foregoing opinions are limited to the laws of the State of Maryland, exclusive of securities or "blue sky" laws. We assume no obligation to supplement this opinion if any applicable laws change after the date hereof or if we become aware of any facts that might change the opinions expressed herein after the date hereof. We hereby consent to the filing of this opinion as
Exhibit 5 to the Registration Statement and to the reference to our firm in the Registration Statement.

                                        Very truly yours,

                                        /s/ PIPER & MARBURY L.L.P
                                        PIPER & MARBURY L.L.P.